Exhibit 99.02

Press Release
www.shire.com

Notification of major interests in shares

November 14, 2013 - Shire plc (LSE: SHP, NASDAQ: SHPG)

1. Identity of the issuer or the underlying issuer of existing shares to which voting rights are attached:	Shire plc
2. Reason for the notification	State Yes/No
An acquisition or disposal of voting rights	Yes
An acquisition or disposal of qualifying financial instruments which may result in the acquisition of shares already issued to which voting rights are attached	No
An acquisition or disposal of instruments with similar economic effect to qualifying financial instruments	Yes
An event changing the breakdown of voting rights	No
Other (please specify):	No

3. Full name of person(s) subject to the notification obligation:	BlackRock Inc.
4. Full name of shareholder(s) (if different from 3.):	N/A
5. Date of the transaction (and date on which the threshold is crossed or reached if different):	12 November 2013
6. Date on which issuer notified:	13 November 2013
7. Threshold(s) that is/are crossed or reached:	Above 10%

8. Notified details:
A: Voting rights attached to shares
Class/type of shares if possible using the ISIN CODE	Situation previous to the Triggering transaction		Resulting situation after the triggering transaction
	Number of Shares	Number of Voting Rights	Number of shares	Number of voting rights		% of voting rights
			Direct	Direct	Indirect	Direct	Indirect
JE00B2QKY057	54,247,601	54,247,601	N/A	N/A	54,081,440	N/A	9.76%

B: Qualifying Financial Instruments
Resulting situation after the triggering transaction
Type of financial instrument	Expiration date	Exercise/Conversion Period/ Date	Number of voting rights that may be acquired if the instrument is exercised/converted	% of voting rights
N/A	N/A	N/A	N/A	N/A

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

C: Financial Instruments with similar economic effect to Qualifying Financial Instruments
Resulting situation after the triggering transaction
Type of financial instrument	Exercise price	Expiration date	Exercise/ Conversion period	Number of voting rights instrument refers to	% of voting rights
CFD	N/A	N/A	N/A	1,403,310	Nominal	Delta
					0.25%	0.25%

Total (A+B+C)
Number of voting rights	% of voting rights
55,484,750	10.02%

9. Chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held, if applicable:

BlackRock Investment Management (UK) Limited – 55,484,750 (10.02%)

Proxy Voting: 10. Name of the proxy holder:	N/A
11. Number of voting rights proxy holder will cease to hold:	N/A
12. Date on which proxy holder will cease to hold voting rights:	N/A

13. Additional information:	BlackRock Regulatory Threshold Reporting Team
14. Contact name:	Duncan Murray
15. Contact telephone number:	020 7743 3334

Contact at Shire plc: Tony Guthrie, Deputy Company Secretary, 01256 894746

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal, Internal Medicine and Regenerative Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com